CHEVRON
EMPLOYEE SAVINGS INVESTMENT PLAN

FINANCIAL STATEMENTS
AND SUPPLEMENTAL SCHEDULES

TOGETHER WITH REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

DECEMBER 31, 2015 AND 2014

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

TABLE OF CONTENTS

PAGE
Report of Independent Registered Public Accounting Firm	1-2
Financial Statements:
Statements of Net Assets Available for Benefits as of December 31, 2015 and 2014	3
Statement of Changes in Net Assets Available for Benefits for the Year Ended December 31, 2015	4
Notes to Financial Statements	5-15
Supplemental Schedules:

Schedule H - Part IV, Line 4(i) - Schedule of Assets Held as of December 31, 2015	16-23
Schedule H - Part IV, Line 4(j) - Schedule of Reportable Transactions for the Year Ended December 31, 2015	24

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plan Participants and Plan Administrator
Chevron Employee Savings Investment Plan

We have audited the accompanying statements of net assets available for benefits of the Chevron Employee Savings Investment Plan (the Plan) as of December 31, 2015 and 2014, and the related statement of changes in net assets available for benefits for the year ended December 31, 2015. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the
Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2015 and 2014, and the changes in net assets available for benefits for the year ended December 31, 2015 in conformity with U.S. generally accepted accounting principles.

The supplemental information in the accompanying schedules of assets held as of December 31, 2015 and reportable transactions for the year ended December 31, 2015 has been subjected to the auditing procedures performed in conjunction with the audit of the Plan’s financial statements. The supplemental information is presented for the purpose of additional analysis and is not a required part of the financial statements but included as required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplemental information reconciles to the financial statements or the underlying accounting and other records, as applicable, performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information in the accompanying schedules, we evaluated whether the supplemental information, including in its form and content, is presented in conformity with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplemental information in the accompanying schedules is fairly stated in all material respects in relation to the basic financial statements as a whole.

/s/ Morris Davis Chan & Tan LLP
Oakland, California
June 22, 2016

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2015 AND 2014
(thousands of dollars)

	2015	2014

Assets

Investments - at fair value:
Chevron Corporation common stock	$7,075,997	$8,870,850
Registered investment companies	8,441,254	8,599,191
Vanguard Brokerage Option	270,903	285,621
Collective investment funds	884,386	814,602
Separate Account	277,125	296,960
Total investments	16,949,665	18,867,224

Notes receivable from participants	138,652	144,859

Total assets	17,088,317	19,012,083

Liabilities

Total liabilities	—	—

Net assets available for benefits	$17,088,317	$19,012,083
The accompanying notes are an integral part of these financial statements.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED DECEMBER 31, 2015
(thousands of dollars)

Additions

Contributions:
Employer contributions	$318,277
Participant contributions	396,619
Participant rollovers	166,941
Total contributions	881,837

Investment income (loss):
Net depreciation in fair value of investments	(2,025,613)
Dividends	575,831
Interest	12,063
Total investment loss	(1,437,719)

Interest on notes receivable from participants	4,321

Total additions - net	(551,561)

Deductions

Distribution to participants	1,367,912
Administrative fees	4,293
Total deductions	1,372,205

Net decrease	(1,923,766)

Net assets available for benefits:
Beginning of year	19,012,083

End of year	$17,088,317
The accompanying notes are an integral part of these financial statements.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 1 - Description of the Plan

The following description of the Chevron Employee Savings Investment Plan (ESIP or the Plan), provides only general information. Participants should refer to the Plan document or Summary Plan Description for a more complete description of the Plan’s provisions.

The Plan is a defined contribution plan that is intended to be a qualified profit-sharing plan under section 401(a) of the Internal Revenue Code (the Code), a qualified cash or deferred arrangement under section 401(k) of the Code, and, effective December 1, 1989, to include a leveraged Employee Stock Ownership Plan (ESOP) qualified under section 4975(e)(7) of the Code.

Plan Sponsor/Administrator. Chevron Corporation (the Corporation) is the Plan Sponsor and the Plan Administrator of the ESIP. It has the authority to appoint one or more trustees to hold the assets of the Plan and to appoint a recordkeeper. In its capacity as fiduciary, the Corporation makes such rules, regulations and computations and takes whatever action is necessary to administer the Plan in accordance with provisions of the Code and the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

Eligibility. Employees of the Corporation and each other participating company (Company) or employees who are represented by a labor organization that has bargained for and agreed to participation in the Plan are eligible to join the Plan if they are on the U.S. payroll.

Contributions. Participants may contribute up to 75 percent of regular pay as combined basic (1 or 2 percent) and supplemental (up to 73 percent) contributions. For 2015, the maximum contribution amount on a before-tax and Roth 401(k) basis was the annual Code limit of $18,000, for participants under age 50 and $24,000 for participants age 50 and up. The Plan has a fixed match feature. The Company will match 4 percent of regular pay on the first 1 percent of the participant’s basic contribution to the Plan or 8 percent of regular pay on the first 2 percent of the participant’s basic contribution to the Plan. Both participant and company match contributions to the Plan ceased when a participant reached regular pay of $265,000 for the year 2015. Effective February 16, 2015, the Company matching contribution is made in cash (Chevron stock prior to February 16, 2015) and distributed according to the participants’ current payroll deduction distribution elections. Participants may elect to receive dividends on shares in their Chevron Stock account as a taxable distribution, or reinvest the dividends into their accounts.

Vesting. Employees are always fully vested in all contributions to their accounts, as well as the investment income earned from all contributions to the Plan.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 1 - Description of the Plan (Continued)

Participant Accounts. Contributions are invested in funds within a number of Plan accounts. Employee contributions are comprised of basic and supplemental contributions and rollover contributions from other qualified retirement plans or from a rollover IRA, on a pre-tax, after-tax, or Roth 401(k) basis.

Trustee. Vanguard Fiduciary Trust Company (Vanguard) is the trustee of the Plan. Vanguard is also the Plan’s recordkeeper. The trustee has the authority to manage the assets of the Plan in accordance with its terms and those of the trust agreement. The Corporation and Vanguard entered into a sub-trust agreement with State Street Bank and Trust Company (State Street) to perform custodial and administrative functions for the Dodge & Cox Income Separate Account (Separate Account).

Notes Receivable from Participants. The Plan loan provision allows participants to borrow funds from their Plan account, subject to certain restrictions and limitations. Participants may borrow up to the lesser of $50,000 or 50% of their total vested account balance or the value of the account(s) used to fund the loan. The minimum loan is $1,000. The minimum term for repayment of any loan is 6 months and the maximum term is 5 years. However, the maximum term for repayment of a loan to purchase the participant’s principal residence is 25 years. Loans bear a fixed rate of interest equal to 2 percent plus the average one-year jumbo certificate of deposit rate, as published in The Wall Street Journal on the last Wednesday of the preceding month. Interest rates charged during 2015 ranged from 2.86% to 9.50%. Most loan repayments are made through payroll deductions and the principal and interest paid by the participants are reinvested in the participants’ accounts. Notes receivable from participants totaled $138,652,382 and $144,859,117 as of December 31, 2015 and 2014, respectively.

Plan Termination. The Corporation expects to continue the ESIP indefinitely, but has the authority to amend or terminate the ESIP at any time. In the event of a plan termination, the trust fund shall continue until any previously unallocated assets of the Plan are allocated to accounts and distributed to participants or beneficiaries in accordance with applicable law and pursuant to written rules and procedures adopted by the Corporation prior to such termination. In addition, upon plan termination, neither the Corporation nor any other person shall have a liability or obligation to provide additional benefits. Participants or beneficiaries shall obtain benefits solely from the trust fund.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 1 - Description of the Plan (Continued)

Plan Expenses. Administrative expenses relating to the Plan, including audit fees and participant education retirement services are paid by the Plan to the extent Plan forfeiture funds are sufficient. If not, such fees are paid by the Corporation. Certain Chevron employee and administrative costs are being reimbursed to the Corporation by the Plan.

NOTE 2 - Summary of Significant Accounting Policies

Accounting Pronouncements

Accounting Pronouncements Adopted
In July 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2015-12, Plan Accounting: Defined Benefit Pension Plans, Topic 960; Defined Contribution Plans, Topic 962; and Health and Welfare Benefit Plans, Topic 965: (Part I) Fully Benefit-Responsive Investment Contracts, (Part II) Plan Investment Disclosures, (Part III) Measurement Date Practical Expedient.  Part I requires fully benefit-responsive investment contracts to be measured, presented, and disclosed only at contract value. Part II eliminates the requirements for plans to disclose individual investments that represent 5 percent or more of net assets available for benefits, and the net appreciation or depreciation for investments by general type for both participant-directed investments and nonparticipant-directed investments. Part II also requires that investments be grouped only by general type, eliminating the need to disaggregate the investments by nature, characteristics and risks. Part III provides a practical expedient to permit plans to measure investments and investment-related accounts as of a month-end date that is closest to the plan's fiscal year-end, when the fiscal period does not coincide with a month-end.  The ASU is effective for fiscal years beginning after December 15, 2015. Parts I and II are to be applied retrospectively, and Part III prospectively with early adoption permitted. The Corporation elected to early adopt the standard effective January 1, 2015. The Plan’s financial statements for the year ended December 31, 2015 and 2014 are presented to conform to the requirements of Part II of the ASU. Parts I and III of the ASU have no impact on the Plan’s financial statements since the Plan does not hold fully benefit-responsive investment contracts and all investments and investment-related accounts are measured as of the end of the reporting period
.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - Summary of Significant Accounting Policies (Continued)

The following are the significant accounting policies followed by the Plan:

Basis of Accounting. The financial statements of the ESIP are presented on the accrual basis of accounting.

Investment Valuation and Income Recognition. Investments are reported at fair value, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Investments in the core and supplemental options are valued on each business day on which the New York Stock Exchange is open for trading to reflect contributions, distributions, income, expenses, gains and losses. The difference between cost and market value represents unrealized appreciation or depreciation as of the reporting date. The valuation of the underlying securities in the Vanguard Brokerage Option are determined by Vanguard Brokerage Service daily.

Net appreciation (depreciation) in fair value of investments includes realized gains (losses) and unrealized appreciation (depreciation).

Realized gains (losses) on investments are based on sales proceeds less average cost. Sales and purchases between participants are included in realized gains (losses). Security purchases and sales are recorded as of the trade date for such transactions.

Dividend income earned on investments held and interest income earned on funds pending investment are recorded on an accrual basis.

Notes Receivable from Participants. Notes receivable from participants are measured at their unpaid principal balance plus any accrued but unpaid interest. Delinquent notes receivable from participants are reclassified as distributions based upon the terms of the Plan document.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification. Certain items in the notes to financial statements were reclassified to conform to current year presentation.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 3 - Fair Value Measurements

Accounting Standard Codification (ASC) 820, Fair Value Measurement, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access.

Level 2:	Inputs to the valuation methodology include:

•	Quoted prices for similar assets or liabilities in active markets;

•	Quoted prices for identical or similar assets or liabilities in inactive markets;

•	Inputs other than quoted prices that are observable for the asset or liability; and

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value. There have been no changes in the methodologies used at December 31, 2015 and 2014.

•	Common and preferred stocks are valued at the closing price reported on the active market on which the individual securities are traded.

•	Shares of registered investment companies are valued at the net asset value of shares held by the Plan at year end.

•
Collective investment funds are stated at fair value as determined by the issuers based on the unit values of the funds. Unit values are determined by dividing the fund’s net assets, which represents the unadjusted prices in active markets of the underlying investments, by the number of units outstanding at the valuation date.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 3 - Fair Value Measurements (Continued)

•	Corporate bonds are valued at the closing price reported in the active market in which the bond is traded.

•	U.S. government securities are valued at the closing price reported in the active market in which the individual security is traded

•	Mortgages are valued on the basis of their future principal and interest payments discounted at prevailing interest rates for similar investments.

•	Asset backed securities are priced based on a compilation of primarily observable market information.

•	Cash equivalents are valued at cost, which approximates fair value.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Plan believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The following tables set forth by level, within the fair value hierarchy, the Plan’s investments at fair value as of December 31, 2015 and 2014:

	Investments at Fair Value (in thousands) as of December 31, 2015
	Level 1	Level 2	Level 3	Total

Common stocks	$7,075,997	$—	$—	$7,075,997
Registered investment companies	8,441,254	—	—	8,441,254
Vanguard Brokerage Option	270,903	—	—	270,903
Collective investment funds	—	884,386	—	884,386
Separate Account:
Corporte bonds	—	135,095	—	135,095
Mortgages	—	92,492	—	92,492
U.S. government securities	—	27,193	—	27,193
Asset-backed securities	—	10,212	—	10,212
Preferred stock	—	2,793		2,793
Cash equivalents	—	6,832	—	6,832
Receivables	—	2,685	—	2,685
Liabilities	—	(177)	—	(177)
	—	277,125	—	277,125

Total investments, at fair value	$15,788,154	$1,161,511	$—	$16,949,665

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 3 - Fair Value Measurements (Continued)

	Investments at Fair Value (in thousands) as of December 31, 2014
	Level 1	Level 2	Level 3	Total

Common stocks	$8,870,850	$—	$—	$8,870,850
Registered investment companies	8,599,191	—	—	8,599,191
Vanguard Brokerage Option	285,621	—	—	285,621
Collective investment funds	—	814,602	—	814,602
Separate Account:
Corporte bonds	—	127,756	—	127,756
Mortgages	—	97,871	—	97,871
U.S. government securities	—	45,330	—	45,330
Asset-backed securities	—	15,000	—	15,000
Preferred stock	—	2,856	—	2,856
Cash equivalents	—	6,431	—	6,431
Receivables	—	1,882	—	1,882
Liabilities	—	(166)	—	(166)
	—	296,960	—	296,960

Total investments, at fair value	$17,755,662	$1,111,562	$—	$18,867,224

NOTE 4 - Nonparticipant-Directed Fund Activity

The following information relates to the net assets available for benefits as of December 31, 2015 and 2014, and changes in net assets available for benefits for the year ended December 31, 2015 for the nonparticipant-directed activity covering the Chevron stock:

	2015	2014

Assets

Investments - at fair value:
Chevron Corporation common stock	$7,075,997	$8,870,850
Total assets	7,075,997	8,870,850

Liabilities	—	—

Net assets available for benefits	$7,075,997	$8,870,850

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 4 - Nonparticipant-Directed Fund Activity (Continued)

Year Ended December 31, 2015

Additions

Contributions:
Employer contributions	$118,519
Participant contributions	129,294
Total contributions	247,813

Investment income (loss)
Net depreciation in fair value of investments	(1,737,404)
Dividends	269,719
Total investment loss	(1,467,685)

Total additions - net	(1,219,872)

Deductions

Distribution to participants	488,801
Administrative fees	561
Total deductions	489,362

Interfund transfers	(85,619)

Intra-plan transfers	—

Net decrease	(1,794,853)

Net assets available for benefits:
Beginning of year	8,870,850

End of year	$7,075,997

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 5 - Investments

As of December 31, 2015 and 2014, the following broad range of investment options were available to participants:

Core Funds

Fund Name	Fund Type
Chevron Corporation Common Stock Fund	Company Stock
Vanguard Prime Money Market Fund	Money Market
Vanguard Short-Term Bond Index Fund	Fixed Income
Vanguard Total Bond Market Index Fund	Fixed Income
Vanguard Institutional Index Fund	Large-Cap Stock
Vanguard Institutional Total Stock Market Index Fund	Growth and Income Stock
Vanguard Extended Market Index Fund	Small & Mid-Cap Growth Stock
Vanguard Developed Markets Index Fund	International Stock
Vanguard Small Cap Index Fund	Small Cap Value Stock
Vanguard REIT Index Fund	Real Estate
Vanguard Emerging Markets Stock Index Fund	International Stock
Vanguard Total World Stock Index Fund	Global Stock
SSgA US Inflation Protected Bond Index Non-lending Series Fund	Fixed Income

Target Retirement Trusts

Fund Name	Fund Type
Vanguard Target Retirement Income Trust Plus	Balanced
Vanguard Target Retirement 2010 Trust Plus	Balanced
Vanguard Target Retirement 2015 Trust Plus	Balanced
Vanguard Target Retirement 2020 Trust Plus	Balanced
Vanguard Target Retirement 2025 Trust Plus	Balanced
Vanguard Target Retirement 2030 Trust Plus	Balanced
Vanguard Target Retirement 2035 Trust Plus	Balanced
Vanguard Target Retirement 2040 Trust Plus	Balanced
Vanguard Target Retirement 2045 Trust Plus	Balanced
Vanguard Target Retirement 2050 Trust Plus	Balanced
Vanguard Target Retirement 2055 Trust Plus	Balanced
Vanguard Target Retirement 2060 Trust Plus	Balanced

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 5 - Investments (Continued)

Supplemental Funds

Fund Name	Fund Type
Dodge & Cox Income Separate Account	Fixed Income
Vanguard Windsor II Fund	Large-Cap Value Stock
Vanguard PRIMECAP Fund	Large-Cap Growth Stock
Artisan Mid Cap Fund	Mid-Cap Growth Stock
Neuberger Berman Genesis Fund	Small-Cap Blend Stock
American Funds EuroPacific Growth Fund	International Stock

Effective February 16, 2015, the Artisan Mid Cap Fund and Neuberger Berman Genesis Fund were terminated. Effective April 1, 2014, Vanguard Emerging Markets Stock Index Fund, Vanguard REIT Index Fund, and Vanguard Small-Cap Index Fund were added as investment options in the Plan while Artisan Small Cap Value Fund, and Vanguard Balanced Index Fund were terminated. Balances and contributions in these terminated funds were redirected to Vanguard Small-Cap Index Fund, and Vanguard Target Retirement Trusts with the target date closest to the year in which the participant reaches age 65.

Vanguard Brokerage Option (VBO)

Through the Vanguard Brokerage Services, a participant may choose from approximately 6,000 mutual funds from Vanguard and other companies, and Exchange-Traded Funds that are not included in the core or supplemental investment funds. There is a $50 annual fee charged to participants who use this option that is paid directly to Vanguard. Within each fund offered in the VBO additional fees may be charged, either accrued within a fund’s pooled price or charged directly on deposits or withdrawals depending upon the fund.

NOTE 6 - Income Taxes

The Plan received a determination letter dated October 23, 2013 from the Internal Revenue Service (IRS) stating that the Plan is qualified with the applicable requirements of the Code. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. Subsequent to this issuance of the determination letter, the Plan was amended.

The Corporation believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan, as amended, is qualified and the related trust is tax exempt.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 7 - Risks and Uncertainties

The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes, both positive and negative, in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

NOTE 8 - Related Party Transactions

Certain Plan investments consist of shares of registered investment funds managed by Vanguard Fiduciary Trust Company and shares of common stock of the Corporation. Transactions with Vanguard Fiduciary Trust Company, as the trustee and recordkeeper, and the Corporation as the Plan sponsor and Plan administrator, qualify as party-in-interest transactions.

NOTE 9 - Subsequent Events

The Plan’s financial statements have been evaluated for subsequent events or transactions. On February 17, 2016, six participants of the Plan filed a class action complaint against the Corporation and the ESIP Investment Committee (collectively “Chevron”) alleging fiduciary breaches under the Employee Retirement Income Security Act.  The plaintiffs seek to recover for the Plan losses allegedly incurred as a result of purportedly excessive administrative and investment fees and imprudent investment options. Chevron denies the plaintiffs’ allegations and has filed a motion to dismiss the complaint.  The amount at issue, if any, has yet to be determined with certainty.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2015
(thousands of dollars)

(a)	(b)	(c)	(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Cost	Current Value

	COMMON STOCK
*	Chevron Corporation	Common Stock	$4,851,267	$7,075,997
	TOTAL COMMON STOCK			7,075,997

	REGISTERED INVESTMENT COMPANIES
*	Vanguard Institutional Index Fund Plus Shares		1,255,384	1,650,169
*	Vanguard Total Bond Market Index Fund Institutional Plus Shares		1,133,520	1,133,520
*	Vanguard PRIMECAP Fund Admiral Shares		774,948	957,689
*	Vanguard Prime Money Market Fund Admiral Shares		930,476	930,476
*	Vanguard Extended Market Index Fund Institutional Plus Shares		846,529	921,824
*	Vanguard Developed Markets Index Fund Institutional Plus Shares		723,958	649,693
*	Vanguard Institutional Total Stock Market Index Fund Institutional Plus Shares		520,444	647,621
*	Vanguard Windsor II Fund Admiral Shares		555,966	588,120
*	Vanguard Short-Term Bond Fund Index Fund Institutional Plus Shares		268,802	265,389
*	Vanguard Small-Cap Index Fund Institutional Plus Shares		211,998	206,081
*	Vanguard REIT Index Fund Institutional Shares		96,005	97,093
*	Vanguard Emerging Market Stock Index Fund Institutional Shares		93,624	75,907
*	Vanguard Total World Stock Index Fund Instituional Shares		52,658	51,212
	American Funds EuroPacific Growth Fund Class R-6		251,213	266,460

	TOTAL REGISTERED INVESTMENT COMPANIES			8,441,254

*	VANGUARD BROKERAGE OPTION			270,903

	COLLECTIVE INVESTMENT FUNDS
*	Vanguard Target Retirement Income Trust Plus		38,100	37,595
*	Vanguard Target Retirement 2010 Trust Plus		38,702	38,029
*	Vanguard Target Retirement 2015 Trust Plus		128,850	126,141
*	Vanguard Target Retirement 2020 Trust Plus		239,880	234,054
*	Vanguard Target Retirement 2025 Trust Plus		178,599	173,772
*	Vanguard Target Retirement 2030 Trust Plus		84,322	81,722
*	Vanguard Target Retirement 2035 Trust Plus		56,441	54,569
*	Vanguard Target Retirement 2040 Trust Plus		47,402	45,647
*	Vanguard Target Retirement 2045 Trust Plus		38,886	37,465
*	Vanguard Target Retirement 2050 Trust Plus		23,423	22,553
*	Vanguard Target Retirement 2055 Trust Plus		8,281	7,987
*	Vanguard Target Retirement 2060 Trust Plus		4,589	4,418
	SSgA Inflation Prot Bond Index		20,921	20,434

	TOTAL COLLECTIVE INVESTMENT FUNDS			884,386

	SEPARATE ACCOUNT
	Corporate bonds
	21st Century Fox America Company	Guaranty 02/41 6.150%	336	331
	21st Century Fox America Company	Guaranty 03/37 6.150%	325	323
	21st Century Fox America Company	Guaranty 11/37 6.650%	93	93
	21st Century Fox America Company	Guaranty 12/34 6.200%	78	79
	21st Century Fox America Company	Guaranty 12/35 6.400%	321	328
	Actavis Funding Services Company	Guaranty 03/20 3.000%	1,200	1,199
	Actavis Funding Services Company	Guaranty 03/22 3.450%	745	751
	Actavis Funding Services Company	Guaranty 03/25 3.800%	897	895
	Anthem Inc	Sr Unsecured 02/19 7.000%	863	770

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2015
(thousands of dollars)

(a)	(b)	(c)	(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Cost	Current Value

Anthem Inc	Sr Unsecured 06/17 5.875%	$189	$169
AT&T Corp Company	Guaranty 11/31 8.000%	2,289	2,071
AT&T Inc	Sr Unsecured 05/40 3.400%	449	432
AT&T Inc	Sr Unsecured 05/46 4.750%	473	435
AT&T Inc	Sr Unsecured 09/40 5.350%	616	553
Bank of America Corp Capital Trust XI Limited	Guaranty 05/36 6.625%	2,736	2,814
Bank of America Corp	Sr Unsecured 06/19 7.625%	1,746	1,766
Bank of America Corp	Sr Unsecured 07/20 5.625%	460	444
Bank of America Corp	Subordinated 08/24 4.200%	400	397
Bank of America Corp	Subordinated 10/26 4.250%	365	371
Bank One Capital III	Limited Guaranty 09/30 8.750%	619	644
Barclays	Plc Subordinated 09/24 4.375%	1,447	1,418
Becton Dickinson and Co	Sr Unsecured 12/24 3.734%	376	378
BHP Billiton Fin USA Ltd Company	Guaranty 144A 10/72 Var 6.750%	1,388	1,327
BNP Paribas	10/24 4.250%	2,145	2,130
BNP Paribas	Guaranty 144A 09/75 Var 4.375%	669	661
BNSF Railway Co	2007 1 P Pass Thru Ce 04/24 5.996%	473	449
Boston Properties LP	Sr Unsecured 02/23 3.850%	249	255
Boston Properties LP	Sr Unsecured 02/24 3.800%	374	381
Boston Properties LP	Sr Unsecured 05/21 4.125%	1,034	1,000
Boston Properties LP	Sr Unsecured 10/19 5.875%	546	527
Boston Properties LP	Sr Unsecured 11/18 3.700%	293	290
Boston Properties LP	Sr Unsecured 11/20 5.625%	634	607
Boston Scientific Corp	Sr Unsecured 01/20 6.000%	1,120	1,072
Burlingtn No	SF 06 1 TR Pass Thru Ce 01/24 5.720%	182	172
Burlingtn No	SF 06 2 TR Pass Thru Ce 04/24 5.629%	245	230
Burlingtn No	SF 99 2 TR Pass Thru Ce 01/21 7.570%	120	111
Burlingtn North Santa Fe	Sr Unsecured 09/22 3.050%	576	574
Burlingtn North Santa Fe	Sr Unsecured 09/23 3.850%	872	909
Burlingtn North Santa Fe	Sr Unsecured 10/19 4.700%	857	811
Capital One Financial Co	Sr Unsecured 06/23 3.500%	1,546	1,536
Capital One Financial Co	Sr Unsecured 07/21 4.750%	1,352	1,354
Capital One Financial Co	Sr Unsecured 10/25 4.200%	425	420
CCO Safari II LLC	Sr Secured 144A 07/25 4.908%	699	699
CCO Safari II LLC	Sr Secured 144A 10/45 6.484%	575	576
Cemex Finance LLC	Sr Secured 144A 04/24 6.000%	1,905	1,694
Cemex Sab De Cv	Sr Secured 144A 01/21 7.250%	290	265
Cemex Sab De Cv	Sr Secured 144A 01/21 7.250%	666	577
Cemex Sab De Cv	Sr Secured 144A 12/19 6.500%	1,375	1,327
Cigna Corp	Sr Unsecured 01/33 VAR	339	342
Cigna Corp	Sr Unsecured 02/42 5.375%	313	274
Cigna Corp	Sr Unsecured 03/23 7.650%	344	328
Cigna Corp	Sr Unsecured 05/27 7.875%	385	381
Cigna Corp	Sr Unsecured 11/36 6.150%	638	615
Codelco Inc	Sr Unsecured 144A 09/25 4.500%	566	541
Cox Communications Inc	Sr Unsecured 144A 01/19 9.375%	1,893	1,622
Cox Communications Inc	Sr Unsecured 144A 02/25 3.850%	898	825
Cox Communications Inc	Sr Unsecured 144A 06/23 2.950%	902	815
Cox Communications Inc	Sr Unsecured 144A 12/22 3.250%	1,467	1,431
CRH America Inc Company	Guaranty 144A 05/25 Var 3.875%	724	720
CSX Transportation Inc	Sr Secured 01/23 6.251%	177	171
CSX Transportation Inc	Sr Unsecured 06/20 9.750%	142	127
Dillards Inc	Sr Unsecured 05/27 7.750%	121	145

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2015
(thousands of dollars)

(a)	(b)	(c)	(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Cost	Current Value

Dillards Inc	Sr Unsecured 07/26 7.750%	$207	243
Dillards Inc	Sr Unsecured 08/18 7.130%	241	253
Dillards Inc	Sr Unsecured 12/28 7.000%	265	310
Dominion Resources Inc Jr	Subordina 10/54 VAR	1,325	1,298
Dow Chemical Co/The	Sr Unsecured 05/19 8.550%	1,663	1,485
Dow Chemical Co/The	Sr Unsecured 05/39 9.400%	1,901	1,760
Dow Chemical Co/The	Sr Unsecured 11/29 7.375%	636	593
Eaton Corp Company	Guaranty 11/17 1.500%	250	248
Eaton Corp Company	Guaranty 11/22 2.750%	648	629
Enel Finance Intl Nv Company	Guaranty 144A 09/37 6.800%	1,476	1,587
Enel Finance Intl Nv Company	Guaranty 144A 10/39 6.000%	671	783
ERP Operating LP	Sr Unsecured 04/23 3.000%	619	614
ERP Operating LP	Sr Unsecured 12/21 4.625%	819	814
FedEx Corp	1998 Pass Tst Pass Thru Ce 07/23 6.720%	183	175
FedEx Corp Company	Guaranty 01/19 8.000%	239	210
Ford Motor Credit Co LLC	Sr Unsecured 01/20 8.125%	378	353
Ford Motor Credit Co LLC	Sr Unsecured 02/21 5.750%	635	624
Ford Motor Credit Co LLC	Sr Unsecured 08/21 5.875%	2,017	2,007
Ford Motor Credit Co LLC	Sr Unsecured 09/22 4.250%	520	537
GE Capital Intl Funding Company	Guaranty 144A 11/20 2.342%	860	848
General Electric Company	Sr Unsecured 01/20 5.500%	248	243
General Electric Company	Sr Unsecured 01/21 4.625%	174	176
General Electric Company	Sr Unsecured 10/21 4.650%	90	91
Health Net Inc	Sr Unsecured 06/17 6.375%	831	848
HP Enterprise Company	Sr Unsecured 144A 10/20 3.600%	2,299	2,305
Hsbc Holdings Plc	Plc Sr Unsecured 04/21 5.100%	570	573
Hsbc Holdings Plc	Plc Subordinated 05/36 6.500%	1,731	1,862
Hsbc Holdings Plc	Plc Subordinated 09/37 6.500%	1,178	1,272
Imperial Brands Finance Company	Guaranty 144A 07/22 3.750%	971	979
Imperial Brands Finance Company	Guaranty 144A 07/25 4.250%	2,389	2,461
JPMorgan Chase & Co	Subordinated 09/24 3.875%	849	846
Kinder Morgan Ener Part Company	Guaranty 02/24 4.150%	1,535	1,337
Kinder Morgan Ener Part Company	Guaranty 03/43 5.000%	1,525	1,278
Kinder Morgan Ener Part Company	Guaranty 09/39 6.500%	1,955	1,544
Kinder Morgan Inc/Delawa Company	Guaranty 06/25 4.300%	498	432
Kinder Morgan Inc/Delawa Company	Guaranty 144A 11/23 5.625%	445	434
Lloyds Banking Group	Plc Subordinated 11/24 4.500%	1,447	1,467
Macys Retail Hldgs Inc Company	Guaranty 01/32 6.900%	627	574
Macys Retail Hldgs Inc Company	Guaranty 02/28 7.000%	304	296
Macys Retail Hldgs Inc Company	Guaranty 03/37 6.375%	891	739
Macys Retail Hldgs Inc Company	Guaranty 04/29 6.900%	576	552
Macys Retail Hldgs Inc Company	Guaranty 07/24 6.650%	468	439
Macys Retail Hldgs Inc Company	Guaranty 07/34 6.700%	1,005	868
Macys Retail Hldgs Inc Company	Guaranty 09/28 6.700%	252	242
Myriad Int Holdings Bv Company	Guaranty 144A 07/20 6.000%	1,307	1,357
Myriad Int Holdings Bv Company	Guaranty 144A 07/25 5.500%	1,574	1,515
Navient Corp.	Sr Unsecured 01/16 6.250%	827	751
Navient Corp.	Sr Unsecured 01/17 6.000%	1,055	1,102
Navient Corp.	Sr Unsecured 06/18 8.450%	775	737
Navient Corp.	Sr Unsecured 09/17 4.625%	283	271
Nordstrom Inc	Sr Unsecured 01/18 6.250%	194	174
Nordstrom Inc	Sr Unsecured 03/28 6.950%	164	153
Norfolk Southern Corp	Sr Unsecured 05/17 7.700%	362	308

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2015
(thousands of dollars)

(a)	(b)	(c)	(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Cost	Current Value

Petrobras Global Finance Company	Guaranty 01/20 5.750%	$316	$228
Petrobras Global Finance Company	Guaranty 01/21 5.375%	687	469
Petrobras Global Finance Company	Guaranty 05/23 4.375%	1,521	1,007
Petroleos Mexicanos Company	Guaranty 01/45 6.375%	521	444
Petroleos Mexicanos Company	Guaranty 06/35 6.625%	1,632	1,274
Petroleos Mexicanos Company	Guaranty 144A 01/25 4.250%	1,487	1,291
Petroleos Mexicanos Company	Guaranty 144A 01/46 5.625%	794	612
Provident Companies Inc	Sr Unsecured 03/28 7.250%	277	285
Relx Capital Company	Guaranty 01/19 8.625%	350	321
Relx Capital Company	Guaranty 10/22 3.125%	1,145	1,204
Rio Oil Finance Trust	Sr Secured 144A 01/27 9.750%	2,925	2,150
Rio Oil Finance Trust	Sr Secured 144A 07/24 9.250%	3,495	2,627
Royal Bk Scotlnd Grp	Plc Subordinated 12/22 6.125%	2,216	2,450
Royal Bk Scotlnd Grp	Plc Subordinated 12/23 6.000%	1,134	1,185
Southern Railway Co	Sr Unsecured 06/20 9.750%	197	172
Sprint Communications	Sr Unsecured 12/16 6.000%	2,049	2,096
Teck Resources Ltd	Guaranty 02/23 3.750%	639	389
Telecom Italia Capital Company	Guaranty 06/18 6.999%	1,270	1,226
Telecom Italia Capital Company	Guaranty 06/19 7.175%	1,972	2,012
Telecom Italia Capital Company	Guaranty 06/38 7.721%	569	573
Telecom Italia Capital Company	Guaranty 07/36 7.200%	399	429
Telecom Italia Spa	Sr Unsecured 144A 05/24 5.303%	729	741
Time Warner Cable Inc Company	Guaranty 02/19 8.750%	443	389
Time Warner Cable Inc Company	Guaranty 02/20 5.000%	89	85
Time Warner Cable Inc Company	Guaranty 04/19 8.250%	2,447	2,193
Time Warner Cable Inc Company	Guaranty 07/38 7.300%	875	867
Time Warner Cable Inc Company	Guaranty 09/21 4.000%	814	767
Time Warner Inc Company	Guaranty 04/31 7.625%	2,345	2,240
Time Warner Inc Company	Guaranty 05/32 7.700%	2,016	1,910
TransCanada Trust Company	Guaranty 05/75 VAR	1,453	1,341
Union Pacific Corp	Sr Unsecured 02/24 3.646%	465	444
Union Pacific Corp	Sr Unsecured 07/22 4.163%	274	265
Union Pacific RR Co	07 3 Pass Thru Ce 01/31 6.176%	382	364
UNP RR Co	2002 Pass Trst Pass Thru Ce 01/23 6.061%	75	73
UNP RR Co	2006 Pass Trst Pass Thru Ce 07/30 5.866%	503	489
Unum Group	Sr Unsecured 02/28 7.190%	120	129
Unum Group	Sr Unsecured 12/28 6.750%	82	89
Verizon Communications	Sr Unsecured 01/36 4.272%	3,375	3,130
Verizon Communications	Sr Unsecured 03/24 4.150%	600	617
Verizon Communications	Sr Unsecured 09/43 6.550%	305	356
Vulcan Materials Co	Sr Unsecured 06/21 7.500%	1,675	1,736
Wells Fargo & Company	Subordinated 07/27 4.300%	872	894
Xerox Corporation	Sr Unsecured 02/17 6.750%	725	650
Xerox Corporation	Sr Unsecured 04/16 7.200%	290	253
Xerox Corporation	Sr Unsecured 05/18 6.350%	1,243	1,133
Xerox Corporation	Sr Unsecured 05/21 4.500%	1,043	1,004
Xerox Corporation	Sr Unsecured 12/19 5.625%	754	707
Zoetis Inc	Sr Unsecured 11/20 3.450%	449	451
Zoetis Inc	Sr Unsecured 11/25 4.500%	773	785

Total Corporate bonds			135,095

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2015
(thousands of dollars)

(a)	(b)	(c)	(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Cost	Current Value

Mortgages
Fannie Mae	Fnr 2007 47 PE	$681	$676
Fannie Mae	Fnr 2008 24 GD	25	26
Fannie Mae	Fnr 2009 40 TB	73	72
Fannie Mae	Fnr 2009 53 QM	37	37
Fannie Mae	Fnr 2010 123 WT	601	622
Fannie Mae	Fnr 2010 136 BA	4,008	4,028
Fannie Mae	Fnr 2013 101 CF	1,900	1,919
Fannie Mae	Fnr 2013 118 FB	900	901
Fannie Mae	Fnr 2013 26 FE	1,368	1,368
Fannie Mae Whole Loan	Fnw 2003 W2 1A2	96	98
Fannie Mae Whole Loan	Fnw 2004 W2 5A	80	78
Fannie Mae Whole Loan	Fnw 2004 W8 3A	60	59
Fannie Mae Whole Loan	Fnw 2005 W1 1A3	86	83
Fannie Mae Whole Loan	Fnw 2007 W10 1A	207	205
Fannie Mae Whole Loan	Fnw 2007 W10 2A	59	58
Federal Home Loan	PC Pool 1B1150	92	92
Federal Home Loan	PC Pool 1G2080	113	113
Federal Home Loan	PC Pool 1G2667	54	54
Federal Home Loan	PC Pool 1H2581	102	102
Federal Home Loan	PC Pool 1Q0479	125	122
Federal Home Loan	PC Pool 1Q0556	64	63
Federal Home Loan	PC Pool 1Q0557	107	107
Federal Home Loan	PC Pool 1Q0558	129	128
Federal Home Loan	PC Pool 1Q1400	696	681
Federal Home Loan	PC Pool 2B2591	979	979
Federal Home Loan	PC Pool 2B3797	1,294	1,279
Federal Home Loan	PC Pool 781274	76	76
Federal Home Loan	PC Pool 782735	504	495
Federal Home Loan	PC Pool 847671	60	60
Federal Home Loan	PC Pool 848349	39	38
Federal Home Loan	PC Pool 849254	1,430	1,427
Federal Home Loan	PC Pool E02703	1,258	1,250
Federal Home Loan	PC Pool G01665	165	167
Federal Home Loan	PC Pool G01749	72	73
Federal Home Loan	PC Pool G01767	53	53
Federal Home Loan	PC Pool G01777	2,184	2,265
Federal Home Loan	PC Pool G03081	44	45
Federal Home Loan	PC Pool G04378	135	137
Federal Home Loan	PC Pool G05603	35	35
Federal Home Loan	PC Pool G05862	106	107
Federal Home Loan	PC Pool G06238	104	107
Federal Home Loan	PC Pool G06570	146	151
Federal Home Loan	PC Pool G06932	1,181	1,212
Federal Home Loan	PC Pool G07074	1,722	1,741
Federal Home Loan	PC Pool G07568	2,547	2,582
Federal Home Loan	PC Pool G07596	1,143	1,172
Federal Home Loan	PC Pool G08583	3,637	3,618
Federal Home Loan	PC Pool G12277	35	34
Federal Home Loan	PC Pool G12339	117	114
Federal Home Loan	PC Pool G12758	64	63
Federal Home Loan	PC Pool G13338	66	66
Federal Home Loan	PC Pool G13346	69	68

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2015
(thousands of dollars)

(a)	(b)	(c)	(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Cost	Current Value

Federal Home Loan	PC Pool G13854	$1,245	$1,235
Federal Home Loan	PC Pool G14585	3,568	3,539
Federal Home Loan	PC Pool G30305	43	44
Federal Home Loan	PC Pool G30458	353	359
Federal Home Loan	PC Pool G60034	1,964	1,954
Federal Home Loan	PC Pool H09070	35	36
Federal Home Loan	PC Pool H09203	24	25
Federal Home Loan	PC Pool J08788	493	490
Federal Natl Mtg Assn	Pool 256985 FN 11/37 Fixed 7.000%	61	61
Federal Natl Mtg Assn	Pool 310048 FN 02/38 Fixed Var	46	47
Federal Natl Mtg Assn	Pool 555285 FN 03/33 Fixed Var	113	115
Federal Natl Mtg Assn	Pool 677709 FN 02/33 Fixed 5.500%	140	143
Federal Natl Mtg Assn	Pool 725206 FN 02/34 Fixed Var	40	41
Federal Natl Mtg Assn	Pool 725228 FN 03/34 Fixed Var	437	446
Federal Natl Mtg Assn	Pool 725271 FN 02/19 Fixed Var	18	17
Federal Natl Mtg Assn	Pool 725330 FN 03/34 Fixed Var	589	601
Federal Natl Mtg Assn	Pool 725417 FN 04/18 Fixed Var	18	17
Federal Natl Mtg Assn	Pool 735415 FN 12/32 Fixed Var	251	252
Federal Natl Mtg Assn	Pool 735523 FN 12/19 Fixed Var	19	18
Federal Natl Mtg Assn	Pool 735869 FN 08/35 Floating Var	54	53
Federal Natl Mtg Assn	Pool 745238 FN 12/20 Fixed Var	25	24
Federal Natl Mtg Assn	Pool 745303 FN 01/36 Floating Var	62	61
Federal Natl Mtg Assn	Pool 745398 FN 06/35 Fixed Var	62	63
Federal Natl Mtg Assn	Pool 745942 FN 04/34 Fixed Var	69	71
Federal Natl Mtg Assn	Pool 832257 FN 08/35 Floating Var	92	92
Federal Natl Mtg Assn	Pool 888015 FN 11/16 Fixed Var	228	204
Federal Natl Mtg Assn	Pool 888136 FN 12/21 Fixed Var	76	76
Federal Natl Mtg Assn	Pool 888151 FN 01/21 Fixed Var	86	83
Federal Natl Mtg Assn	Pool 888262 FN 01/22 Fixed Var	43	42
Federal Natl Mtg Assn	Pool 888291 FN 03/22 Fixed Var	137	136
Federal Natl Mtg Assn	Pool 888365 FN 04/22 Fixed Var	68	66
Federal Natl Mtg Assn	Pool 888366 FN 04/37 Fixed Var	1,039	1,040
Federal Natl Mtg Assn	Pool 888559 FN 06/17 Fixed Var	114	104
Federal Natl Mtg Assn	Pool 888631 FN 08/22 Fixed Var	107	106
Federal Natl Mtg Assn	Pool 888891 FN 11/37 Fixed Var	74	75
Federal Natl Mtg Assn	Pool 888956 FN 03/36 Fixed Var	183	187
Federal Natl Mtg Assn	Pool 889390 FN 03/23 Fixed Var	142	141
Federal Natl Mtg Assn	Pool 889886 FN 12/37 Fixed Var	118	117
Federal Natl Mtg Assn	Pool 907860 FN 02/37 Floating Var	118	117
Federal Natl Mtg Assn	Pool 936482 FN 09/21 Fixed 6.000%	43	43
Federal Natl Mtg Assn	Pool 995005 FN 10/38 Floating Var	60	58
Federal Natl Mtg Assn	Pool 995212 FN 05/36 Fixed Var	196	200
Federal Natl Mtg Assn	Pool 995405 FN 10/23 Fixed Var	220	221
Federal Natl Mtg Assn	Pool 995487 FN 08/37 Fixed Var	55	56
Federal Natl Mtg Assn	Pool 995575 FN 09/36 Fixed Var	44	45
Federal Natl Mtg Assn	Pool 995597 FN 03/24 Fixed Var	53	52
Federal Natl Mtg Assn	Pool 995694 FN 12/38 Fixed Var	45	45
Federal Natl Mtg Assn	Pool 995788 FN 09/36 Fixed Var	703	719
Federal Natl Mtg Assn	Pool AB1763 FN 11/30 Fixed 4.000%	579	581
Federal Natl Mtg Assn	Pool AD0198 FN 09/38 Fixed Var	283	291
Federal Natl Mtg Assn	Pool AD0249 FN 04/37 Fixed Var	336	344
Federal Natl Mtg Assn	Pool AD0284 FN 01/24 Fixed Var	108	106
Federal Natl Mtg Assn	Pool AD0494 FN 08/37 Fixed Var	55	56

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2015
(thousands of dollars)

(a)	(b)	(c)	(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Cost	Current Value

Federal Natl Mtg Assn	Pool AD0650 FN 09/39 Fixed Var	$64	65
Federal Natl Mtg Assn	Pool AD0663 FN 06/36 Fixed Var	259	265
Federal Natl Mtg Assn	Pool AD0931 FN 07/35 Fixed Var	84	85
Federal Natl Mtg Assn	Pool AE0012 FN 09/38 Fixed Var	203	211
Federal Natl Mtg Assn	Pool AE0379 FN 08/24 Fixed Var	51	51
Federal Natl Mtg Assn	Pool AE0380 FN 10/24 Fixed Var	185	186
Federal Natl Mtg Assn	Pool AE0381 FN 12/24 Fixed Var	873	871
Federal Natl Mtg Assn	Pool AE0382 FN 10/24 Fixed Var	135	135
Federal Natl Mtg Assn	Pool AE0442 FN 01/39 Fixed Var	220	223
Federal Natl Mtg Assn	Pool AE0620 FN 05/24 Fixed Var	130	130
Federal Natl Mtg Assn	Pool AE0875 FN 01/25 Fixed Var	186	186
Federal Natl Mtg Assn	Pool AL0144 FN 11/37 Floating Var	16	16
Federal Natl Mtg Assn	Pool AL1043 FN 10/38 Floating Var	106	104
Federal Natl Mtg Assn	Pool AL2439 FN 06/26 Fixed Var	563	556
Federal Natl Mtg Assn	Pool AL4147 FN 01/25 Fixed Var	727	737
Federal Natl Mtg Assn	Pool AL4165 FN 01/31 Fixed Var	5,368	5,449
Federal Natl Mtg Assn	Pool AL4831 FN 02/44 Floating Var	1,751	1,741
Federal Natl Mtg Assn	Pool AL4980 FN 02/44 Floating Var	955	951
Federal Natl Mtg Assn	Pool AL5441 FN 09/41 Fixed Var	1,298	1,304
Federal Natl Mtg Assn	Pool AL5749 FN 07/42 Fixed Var	1,764	1,762
Federal Natl Mtg Assn	Pool AL5931 FN 09/28 Fixed Var	1,027	1,017
Federal Natl Mtg Assn	Pool AL5957	2,515	2,482
Federal Natl Mtg Assn	Pool AL5968 FN 10/44 Floating Var	3,155	3,136
Federal Natl Mtg Assn	Pool AL6137 FN 07/21 Fixed Var	404	407
Federal Natl Mtg Assn	Pool AL7205 FN 12/29 Fixed Var	1,400	1,393
Federal Natl Mtg Assn	Pool AO0810 FN 04/42 Floating Var	4,041	4,090
Federal Natl Mtg Assn	Pool AR6900 FN 03/43 Floating Var	1,240	1,219
Federal Natl Mtg Assn	Pool AS2666 FN 06/34 Fixed 4.000%	453	454
Federal Natl Mtg Assn	Pool AT7040 FN 09/44 Floating Var	256	256
Federal Natl Mtg Assn	Pool AU6423 FN 10/43 Fixed 4.500%	762	766
Federal Natl Mtg Assn	Pool AW4688 FN 05/44 Floating Var	1,475	1,471
Federal Natl Mtg Assn	Pool AX2197 FN 12/44 Floating Var	1,171	1,164
Federal Natl Mtg Assn	Pool MA1814 FN 03/34 Fixed 4.000%	3,247	3,222
Federal Natl Mtg Assn	Pool MA2055 FN 10/34 Fixed 4.000%	2,540	2,541
Federal Natl Mtg Assn	Pool MA2141 FN 01/35 Fixed 4.000%	2,921	2,898
Federal Natl Mtg Assn	Pool MA3894 FN 09/31 Fixed 4.000%	1,193	1,196
Freddie Mac	FHR 3312 AB	50	50
Freddie Mac	FHR 4283 EW	1,273	1,241
Freddie Mac	FHR 4319 MA	2,185	2,135
Vendee Mortgage Trust	Vende 1997 2 Z	118	105
Total Mortgages			92,492

U.S. government securities
California St	CAS 03/40 Fixed 7.625%	1,030	1,143
California St	CAS 04/39 Fixed 7.550%	513	581
California St	CAS 10/19 Fixed 6.200%	231	224
California St	CAS 10/39 Fixed 7.300%	894	994
Illinois St	ILS 03/16 Fixed 4.961%	584	543
Illinois St	ILS 03/17 Fixed 5.365%	2,023	1,908
Illinois St	ILS 03/18 Fixed 5.665%	2,349	2,224
Illinois St	ILS 06/33 Fixed 5.100%	684	686
New Jersey St Turnpike Auth	NJSTRN 01/40 Fixed 7.414%	479	533

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2015
(thousands of dollars)

(a)	(b)	(c)	(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Cost	Current Value

New Jersey St Turnpike Auth	NJSTRN 01/41 Fixed 7.102%	$1,483	$1,471
US Treasury	N/B 05/16 0.375%	5,706	5,698
US Treasury	N/B 10/16 0.625%	11,213	11,188

Total U.S. government securities			27,193

Asset backed securities
America Express Credit Account	AMXCA 2014 4 A	1,455	1,452
Chase Issuance Trust	CHAIT 2014 A1 A1	802	799
Chase Issuance Trust	CHAIT 2014 A7 A7	1,450	1,446
Chase Issuance Trust	CHAIT 2015 A2 A2	1,100	1,100
Chase Issuance Trust	CHAIT 2015 A5 A5	1,494	1,485
Ford Credit Auto Owner Trust	Ford O 2014 C A3	1,514	1,511
Ford Credit Auto Owner Trust	Ford R 2015 1A 144A	1,506	1,481
Small Business Administration	SBAP 2001 20L 1	32	31
Small Business Administration	SBAP 2005 20E 1	44	42
Small Business Administration	SBAP 2005 20G 1	43	41
Small Business Administration	SBAP 2005 20I 1	56	53
Small Business Administration	SBAP 2006 20A 1	55	53
Small Business Administration	SBAP 2006 20C 1	82	79
Small Business Administration	SBAP 2006 20G 1	150	146
Small Business Administration	SBAP 2007 20A 1	97	95
Small Business Administration	SBAP 2007 20C 1	150	146
Small Business Administration	SBAP 2007 20D 1	150	146
Small Business Administration	SBAP 2007 20G 1	107	106

Total Asset backed securities			10,212

Preferred Stock
Citigroup Capital XIII		2,874	2,793

Total Preferred Stock			2,793

Cash Equivalents
State Street Bank & Trust Co	Short Term Investment Fund	6,832	6,832

Receivables			2,685

Liabilities			(177)

TOTAL SEPARATE ACCOUNT			277,125

TOTAL INVESTMENTS PER FINANCIAL STATEMENTS			16,949,665

PARTICIPANT LOANS	Interest rates ranging from 2.86% to 9.50%	—	138,652

TOTAL INVESTMENTS PER FORM 5500			$17,088,317
* Party-in-interest as defined by ERISA.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(j) - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 2015
(thousands of dollars)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Expense		Current value
Identity of	Description	Purchase	Selling	Lease	incurred with	Cost of	of asset on	Net gain
party involved	of asset	price	price	rental	transaction	asset	transaction date	or (loss)

Category (iii) - Series of Transactions (Aggregate) in Excess of 5% of Plan Assets

Vanguard	Vanguard Prime MM Adm*	$600,435	$—	N/A	$—	$600,435	$600,435	$—
Vanguard	Vanguard Prime MM Adm*	—	637,862	N/A	—	637,862	637,862	—
Vanguard	Chevron Stock Fund*	931,658	—	N/A	—	931,658	931,658	—
Vanguard	Chevron Stock Fund*	—	856,390	N/A	—	721,201	721,201	135,189

There were no category (i), (ii) or (iv) reportable transactions during the year ended December 31, 2015.
* Party-in-interest as defined by ERISA.